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                                                                   Exhibit 10.10

                               SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT (this "AGREEMENT"), dated as of October 3, 2000, by FALCON ENTERTAINMENT CORP., a Delaware corporation ( the "COMPANY" ), in favor of JAMES FALLACARO and CORINNE FALLACARO (together, the "HOLDERS").

                                    RECITALS:

                  WHEREAS, the Company has executed a Secured Promissory Note (the "NOTE") of even date herewith in favor of Holders;

                  WHEREAS, the obligations of the Company under the Note are intended to be secured by certain Collateral (defined below) of the Company, as provided herein.

                  NOW, THEREFORE, for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                               TERMS OF AGREEMENT:

                  Section 1.        DEFINITIONS; INTERPRETATION.

                  (a) Unless otherwise expressly provided herein, when used in this Agreement the following capitalized terms shall have the following meanings:

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall include all assets of the Company and each of its affiliates and subsidiaries, including without limitation the following, all whether now owned or hereafter acquired or arising: (i) accounts, accounts receivable, contract rights, chattel paper, notes receivable, instruments and documents; (ii) goods of every nature, including without limitation, inventory, stock-in-trade, raw materials, work in process, items held for sale or lease or furnished or to be furnished under contracts of sale or lease, goods that are returned, reclaimed or repossessed, together with materials used or consumed in the Company's business; (iii) equipment, including, without limitation, machinery, vehicles, furniture and fixtures; (iv) general intangibles, of every kind and description, including, but not limited to, all existing and future customer lists, choses in action, claims (including without limitation claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, trade names, domain names, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under

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insurance  policies,  and computer  information,  software,  source codes, object codes, records and data; (v) all cash and cash equivalents; and (vi) all cash and non-cash proceeds (including without limitation, insurance proceeds) of all of the foregoing property, all products thereof and , all additions and accessions thereto, substitutions therefor and replacements thereof.

                  "Event of Default" shall mean any failure to make a payment when due under the Note or any failure to perform or observe any obligations, covenants or agreements under this Agreement.

                  "Obligations" shall mean all the unpaid principal amount of, and accrued interest on, the Note, now existing or hereafter incurred.

                  "Proceeds" shall have the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the Code.

                  (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

                  Section 2. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all of the Obligations of the Company, the Company hereby pledges and grants to Holders a security interest in the Collateral. This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 10 hereof.

                  Section 3. COVENANTS. The Company covenants and agrees with Holders that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

                  (a) At any time and from time to time, upon the written request of Holders, and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Holders may reasonably deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code. The Company also hereby authorizes Holders to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law.

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                  (b) The Company will comply in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of the Company's business; provided, however, that the Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of Holders adversely affect Holders' rights or the first priority of its security interest in the Company.

                  (c) The Company will not, without its Board of Directors' approval, create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien or right, in or to the Collateral (other than those created hereunder) or the Proceeds thereof, other than (i) liens of current taxes not yet due and payable and (ii) liens and encumbrances which do not in any case materially detract from the value of the Collateral.

                  Section 4. REMEDIES ON DEFAULT.

                  (a) If any Event of Default shall occur and be continuing, Holders may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of secured parties under the Code. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event Holders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, for cash or on credit or for future delivery without assumption of any credit risk. Holders shall provide ten (10) days prior notice of the time and place of any public or private sale. Holders shall have the right, to the extent permitted by law, upon any such public sale or sales, and, upon such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Company.

                  (b) If any Event of Default shall occur and be continuing, the Company expressly agrees that Holders shall have the right at any time, and in their sole discretion, to notify any persons obligated to the Company to make payment directly to Holders of any and all amounts due or to become due thereon.

                  (c) The Company also agrees to pay all reasonable costs of Holders, including reasonable attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of its rights hereunder.

                  (d) Except as otherwise provided herein, the Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

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                  Section 5. SEVERABILITY. Any provision of this Agreement which
is  prohibited  or  unenforceable   in  any  jurisdiction   shall,  as  to  such
jurisdiction,   be   ineffective   to  the   extent  of  such   prohibition   or
unenforceability without invalidating the remaining provisions hereof, and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 6. NO WAIVER; CUMULATIVE REMEDIES. Holders shall not by any act, delay, omission or otherwise, be deemed to have waived any of their rights or remedies hereunder; and no waiver shall be valid unless in writing and signed by a Holder, and then only to the extent therein set forth. A waiver by either Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Holders would otherwise have on any future occasion.

                  Section 7. NOTICES. All notices or other communications hereunder shall be in writing and mailed, sent or delivered to the respective parties hereto at or to the applicable address set forth in the Note, or as shall otherwise be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; or (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class.

                  Section 8. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the Company and Holders with respect to the subject matter hereof and shall not be amended except by the written agreement of the Company and Holders.

                  Section 9. SUCCESSORS AND ASSIGNS; GOVERNING LAW. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of Holders hereunder, inure to the benefit of Holders, all future Holders of the Note, and their respective successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, excluding any choice of law provisions.

                  Section 10. TERMINATION. Upon payment and performance in full of all obligations, this Agreement shall terminate and secured party shall promptly execute and deliver to Company such documents and instruments reasonably requested by Company as shall be necessary to evidence termination of all security interests given by Company to Holders hereunder.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the undersigned has duly executed this Security
Agreement as of the day and year first above written.

                                                    FALCON ENTERTAINMENT CORP.


                                                    By: /S/ ANTHONY ESCAMILLA
                                                        -----------------------
                                                        Anthony Escamilla
                                                        Executive Vice President


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